SECURITIES AND EXCHANGE COMMISSION

                            Washington, DC  20549




                                  FORM 8-K



                               CURRENT REPORT






   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): June 30, 1994





                              NYNEX CORPORATION





 A Delaware          Commission File          I.R.S. Employer Identification
 Corporation         Number 1-8608            No. 13-3180909






           1095 Avenue of the Americas, New York, New York  10036

                       Telephone number (212) 395-2121

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Form 8-K                                              NYNEX Corporation
June 30, 1994



Item 5.  Other Events

         On June 30, 1994, NYNEX Corporation ("NYNEX") and Bell Atlantic Corporation ("Bell Atlantic") announced the formation of a joint venture that will combine NYNEX's and Bell Atlantic's domestic cellular services properties and will bid in the Federal Communications Commission's auction of licenses for personal communications services ("PCS"). Initially, Bell Atlantic will own 62.35 percent of the joint venture and NYNEX will own 37.65 percent. NYNEX has the right to increase its share to 40 percent by contributing an additional $500 million to the joint venture. The transaction is expected to close in the second quarter of 1995. The joint venture will be controlled equally by both companies.

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Form 8-K                                              NYNEX Corporation
June 30, 1994



                                 SIGNATURES




    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                      NYNEX Corporation




                                      By           R. F. Burke
                                                   R. F. Burke
                                           Executive Vice President,
                                          General Counsel and Secretary






July 5, 1994